UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2014 (December 18, 2014)

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1008, Liuxue Road, Baqiao District

Xi’an, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-029- 83328813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, China Housing & Land Development, Inc.’s (the “Company”) 2014 Annual Meeting of Stockholders (the “Annual Meeting”) was held.  The following seven (7) directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Pingji Lu, Chairman of the Board of Directors

Mr. Pingji Lu has served as the Chairman of the Board since joining the Company in September 1999. In addition, Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until its merger with Lanbo Financial Group, Inc., after which Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc. until December 2005. Prior to that Mr. Lu was the Chairman of the Board and Chief Executive Officer of Xi’an Newstar Real Estate Development Co., Ltd. from 1998 and where he previously served as General Manager from 1992 to 2003. From February 1968 to December 1999, Mr. Lu held various positions in the Chinese military, including soldier, Director of Barrack Administration, Supervisor, and Senior Colonel. Mr. Lu is a member of the Enterprise Credit Association of Shaanxi Province. Mr. Lu graduated from Xi’an Army College with a degree in architectural engineering. On January 12, 2009, Mr. Lu resigned as Chief Executive Officer but has remained as Chairman of the Company.

Ms. Jing Lu, Chief Operating Officer & Board Secretary

Ms. Lu has served as Chief Operating Officer since January 2009. She previously served as Vice President of the Company from 2004 through 2008. Ms. Lu continues to serve as Board Secretary, which she has done since 2004, and is the Company’s primary spokeswoman with investors and security analysts. She received her master’s degree from King’s College in London in September 2004. Ms. Lu is the daughter of Mr. Pingji Lu.

Ms. Fang Nie, Director of Finance

Ms. Nie has served as Chief Financial Officer Assistant since January 2009. She previously served as accountant, and then served as the financial manager in Xi’an Tsining Housing Development Co., Ltd., which is one of the subsidiaries of the Company from 1993 through 2008. She since joining the Company has been engaged in financial work, and she has the rich financial work practice and management experience.

Mr. Suiyin Gao, Independent Director

Mr. Suiyin Gao has served as an independent Director of our Company since October 2007. He has over 30 years of experience in human resources and management consulting. Mr. Gao is currently the head of the Shaanxi Senior Talent Office, which is affiliated with the Shaanxi provincial government and is focused on corporation management, consultation and human resources services. Mr. Gao is the founder and chairman of Shaanxi Management Member Club, one of the largest manager clubs in Shaanxi province. Mr. Gao is currently an independent director of six enterprises, and also has acted as a senior consultant to more than twenty enterprises. Previously, beginning in 1973, Mr. Gao worked in government service. In 1998, Mr. Gao received his MBA from Northwest University in China. We believe Mr. Gao’s qualifications to serve on the Board include his extensive knowledge and experience in human resources and management consulting as well as his knowledge of our industry.

Mr. Yusheng Lin, Independent Director

Mr. Yusheng Lin has served as an independent Director of our Company since October of 2011. Mr. Lin is currently the Executive Director of Kingworld Medicines Group Ltd. (01110.HK) (“KMG”). He has been the deputy general manager of SZK since June 2006. He is primarily responsible for the capital management and the operations of KMG, a company that he joined in August of 2009. He has more than 10 years of experience in the pharmaceutical industry. From 1999 to 2004, he worked at Xi’an Lijun Pharmaceutical Company Limited (“XLPC”), which is principally engaged in the manufacture and sale of pharmaceutical products in the PRC. XLPC is a wholly owned subsidiary of Lijun International Pharmaceutical (Holding) Company Limited (2005.HK) (“XLPC Parent”), a company listed on the Hong Kong Stock Exchange which, together with its subsidiaries, is engaged in the research, development, manufacture and sale of finished medicines and bulk pharmaceutical products to hospitals and distributors. Mr. Lin held the position of vice president of XLPC Parent from 2004 to 2006. From 2005 to 2006, he also held the position of chairman of XLPC. In 1989, he obtained a bachelor’s degree in philosophy from Yanan University. He received a master’s degree in business administration from Hong Kong Polytechnic University in 2006. We believe Mr. Lin’s wealth of business experience enable him to effectively contribute as a member of the Board.

Mr. Maosheng Luo, Independent Director

Mr. Maosheng Luo has served as an independent director to the board of directors of the Company (the “Board”) and as and the Chairman of the Audit Committee of the Board since April 2014. Mr. Luo has over 33 years of accounting experience and over 15 years of experience as an CFO of public companies. Mr. Luo served as the CFO and director of Xi’An Kaiyuan Investment Group Co., Ltd. (a Shenzhen Stock Exchange listed company) (“Kaiyuan”) from November 2005 to March 2010, and from November 1994 to December 2002. Prior to re-joining Kaiyuan, Mr. Luo served as the CFO of Yinqiao Diary Group Ltd (a Singapore Stock Exchange listed company). Mr. Luo is a senior accountant and currently the Vice President of the Accounting Society of Xi’An.

Mr. Mingduo Yang, Independent Director

Mr. Mingduo Yang has served as an independent Director of our Company and a member of the Audit Committee and the Nominating and Governance Committee of the Board since May 2014. Mr. Yang has over 26 years of accounting experience and over 10 years of experience in corporate financing and commercial real estate development and operations. Mr. Yang served as the Vice General Manager of Xi’An Real Estate Development (Group) Co., Ltd., the CFO of Chang An Holding (Group) Co., Ltd., and the Vice General Manager of Shaanxi Maison Mode Co., Ltd. From 2005 to 2008; Mr. Yang was the Controller and CFO of Chang An Information Industry (Group) Co., Ltd. (a Shanghai Stock Exchange listed company) from 1998 to 2005; Mr. Yang worked in Shaanxi Provincial Audit Office from 1988 to 1998.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the Company’s stockholders at the Annual Meeting:

(1)	The election of seven (7) directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

The votes regarding the election of the persons named above as directors were as follows:

NOMINEE	FOR	WITHHELD
Pingji Lu	20,199,252	5,552,869
Jing Lu	20,199,452	5,552,669
Fang Nie	20,199,402	5,552,719
Suiyin Gao	20,199,252	5,552,869
Yusheng Lin	20,199,452	5,552,669
Maosheng Luo	20,199,452	5,552,669
Mingduo Yang	20,199,452	5,552,669

(2)	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2014 proxy statement.

The proposal was approved by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
20,154,277	5,579,202	18,342

(3)	The proposal to recommended, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers on an one, two or three year, basis.

The result of the voting was three years by the votes set forth in the table below:

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
18,625,780	11,851	6,839,727	-

(4)	The proposal to ratify the selection of the Company’s independent registered public accounting firm.

The proposal was approved by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
23,962,685	6,893,639	26,732

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2014	CHINA HOUSING & LAND DEVELOPMENT INC.

	By:	/s/ Pingji Lu
Name: Pingji Lu
Title: Chairman